Exhibit 5.1

Legal Counsel.
DINSMORE & SHOHL LLP 191 West Nationwide Boulevard ^ Suite 300 Columbus, Ohio 43215
Christian Gonzalez (614) 628-6921 (direct) ^ (614) 628-6890 (fax) christian.gonzalez@dinsmore.com

May 28, 2021

Peoples Bancorp Inc.

138 Putnam Street

Marietta, Ohio 45750

Re: Registration Statement on Form S-4 (File No. 333-256040)

Ladies and Gentlemen:

We have acted as counsel to Peoples Bancorp Inc., an Ohio corporation (the “Company”), in connection with certain matters of Ohio law arising out of the registration by the Company of up to 9,000,000 common shares (the “Shares”), each with no par value, of the Company (the “Common Shares”) to be issued by the Company in connection with the consummation of the merger transaction contemplated by (the “Merger”), and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of March 26, 2021 (the “Merger Agreement”), by and between the Company and Premier Financial Bancorp, Inc. a Kentucky corporation (“Premier Financial”). The Shares are covered by the above referenced Registration Statement on Form S-4, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (i) the Registration Statement and the related form of joint proxy statement/prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act; (ii) the Merger Agreement; (iii) the Amended Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iv) the form of Certificate of Amendment (the “Certificate of Amendment”) increasing the number of authorized shares of Common Shares from 24,000,000 shares of Common Shares to 50,000,000 shares of Common Shares (the “Articles Amendment”); (v) the Amended Regulations of the Company, as currently in effect (the “Regulations”); and (vi) the resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and approving the Merger Agreement and the transactions contemplated thereby. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) prior to the issuance of any of the Shares, the Merger and the Articles Amendment will be duly

Peoples Bancorp Inc.

May 28, 2021

approved by all necessary corporate action on the part of the stockholders of the Company (the “Stockholder Approval”); (d) prior to the issuance of any of the Shares, the Articles Amendment will be filed with, and accepted for record by the Ohio Secretary of State; (e) upon the issuance of any of the Common Shares, the total number of shares of Common Shares issued and outstanding will not exceed the total number of shares of Common Shares that the Company is then authorized to issue under the Articles, as amended by the Articles Amendment; and (f) subject to approval by the Premier Financial shareholders and all applicable federal and state banking authorities, that Premier Financial had and has the power, corporate and otherwise, to enter into and perform all of its obligations under the Merger Agreement, and that the Merger Agreement has been duly authorized, executed and delivered by Premier Financial and constitutes the valid and binding obligation of Premier Financial, enforceable against Premier Financial in accordance with its terms.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and in the prospectus/proxy statement included in the Registration Statement as having passed on the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Christian Gonzalez, Partner